                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated August 29, 1997, on US Home Building, December 12, 1997, on Austin Centre, and March 4, 1998, on Datran Center included in this Form 8-K into Crescent Real Estate Equities Company's previously filed Registration Statements No. 33-91438, No. 333-92548, No. 333-3450, No. 333-3452,
No. 333-3454, No. 333-13521, No. 333-21905, No. 333-23005, No. 333-33893, No.
333-37273, No. 333-38071, No. 333-37565, No. 333-41049, No. 333-42417 and
No. 333-56809.

                                                 ARTHUR ANDERSEN LLP

Dallas, Texas
   June 24, 1998